FORM OF

                          LEHMAN BROTHERS INCOME FUNDS
                                    CLASS C
                          PLAN PURSUANT TO RULE 12B-1

                                   SCHEDULE A

      Class C of the following series of Lehman Brothers Income Funds are subject to this Plan Pursuant to 12b-1, at the fee rates specified:


                                    Distribution Fee (as a Percentage of Average
            Series                         Daily Net Assets of Class C)
            ------                         ----------------------------

Lehman Brothers Core Bond Fund                         0.75%

Lehman Brothers Core Plus Bond Fund                    0.75%

Lehman Brothers Strategic Income Fund                  0.75%





                                     Service Fee (as a Percentage of Average
            Series                         Daily Net Assets of Class C)
            ------                         ----------------------------

Lehman Brothers Core Bond Fund                         0.25%

Lehman Brothers Core Plus Bond Fund                    0.25%

Lehman Brothers Strategic Income Fund                  0.25%


Dated: April 22, 2008